U.S. BANK
                            PROMISSORY NOTE

 Principal    Loan Date  Maturity    Loan   Call Collatera  Accoun  Office  Initial
                                      No             l         t       r       s
$3,500,000.0   04-22-     05-01-                                      dh
     0          1997       2000

  References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item

Borrower  Emeritus Properties VI,        LENDER U.S. Bank of Washington,
       :  Inc.,                               :
          a Washington corporation              National Association Commercial
          3131 Elliott Ave., Suite              Real Estate Loan Administration
          500
          Seattle, WA 98121-1031                1301 Fifth Avenue, 20th Fl., WWW-
                                                967
                                                P.O. Box 720
                                                Seattle, WA 98111-0720



PRINCIPAL AMOUNT:  $3,500,000.00
DATE OF NOTE:  April 22, 1997

PROMISE TO PAY. EMERITUS PROPERTIES VI, INC., a
Washington corporation ("Borrower") promises to pay to U. S. BANK OF WASHINGTON, National
Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Five Hundred Thousand &
00/100 Dollars ($3,500,000.00), together with
interest on the unpaid principal balance from May
1,1997, until paid In full.

PAYMENT. Borrower will pay this loan in one principal payment of $3,500,000.00 plus Interest on May 1, 2000. This payment due May 1, 2000, will be for all principal and accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid Interest due as of each payment date, beginning June
1,1897, with all subsequent interest payments to be due on the same day of each month after that.
Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or
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at such other place as Lender may designate In
writing.

VARIABLE INTEREST RATE. The interest rate on this
Note is subject to change from time to time based on changes In an index which is the Lender's Prime
Rate. This is the rate of interest which Lender from time to time establishes as its Prime Rate and is not, for example, the lowest rate or interest which Lender collects from any borrower or class of borrowers. (the "index"). The interest rate shall be adjusted without notice effective on the day Lender's Prime Rate changes. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands the
Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law:

PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.00% of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise
Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform
Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or

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statement made or furnished to Lender by Borrower
or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f)
Borrower is in default under any other note, security agreement, lease agreement or lease schedule, loan agreement or other agreement, whether now existing or hereafter made, between Borrower and U.S. Bancorp or any direct or indirect subsidiary of U.S. Bancorp. (g) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (h) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (i) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default:
(a) cures the default within fifteen (15) days; or
(b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes ell reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, it permitted under applicable law, increase the variable interest rate on this Note to 6.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lenders legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Washington. It there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of King County, the State of Washington.
Subject to the provisions on arbitration, this Note shall be governed by and construed In accordance with the laws of the State of Washington.

COLLATERAL. This Note is secured by, in edition to any other collateral, e Deed of Trust and an Assignment of All Rents dated April 22, 1997, to a trustee in favor of Lender on real property located in Maricopa County, State of Arizona, all the terms and conditions of which are hereby incorporated and made a part of this Note.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or Imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies

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concerning the lawfulness or reasonableness of any
act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party.
Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction.
Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The
Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

ORAL AGREEMENTS.    ORAL AGREEMENTS OR ORAL
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT
ENFORCEABLE UNDER WASHINGTON LAW.

ADDENDUM. An addendum is attached to this document which modifies certain of the documents terms. By its attachment, it is made a part hereof.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of Its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law waive presentment, demand for payment, protest and notice of dishonor. Upon any change In the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend
(repeatedly and for any length of time) this loan, or release any party or guarantor or collateral;
or Impair, fail to realize upon or perfect
Lender's security Interest In the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All



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such parties also agree that Lender may modify
this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND
UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE,
INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.
BORROWER AGREES TO THE TERMS OF THE NOTE AND
ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE
NOTE.

BORROWER:

EMERITUS PROPERTIES VI, INC., a Washington corporation

By:  /s/ Raymond R. Brandstrom, President
     --------------------------------------
      Raymond R. Brandstrom, President

By:  /s/ Kelly J. Price, Vice President &
         Secretary
     --------------------------------------
      Kelly J. Price, Vice President & Secretary